Exhibit 99.1

Five Oaks Investment Corp. Reports Third Quarter 2016 Financial Results

Further Reduced Exposure to Credit and Financing Market Volatility

NEW YORK, Nov. 9, 2016 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("we", "Five Oaks" or "the Company") today announced its financial results for the third quarter ended September 30, 2016 and announced the declaration of a deficiency dividend. For the third quarter, the Company reported GAAP net income of $0.6 million, or $0.04 per basic and diluted share, comprehensive income of $0.03 million, or $0.00 per basic and diluted share, and core earnings(1) of $3.1 million, or $0.21 per basic and diluted share. The Company also reported a net book value of $7.70 per share on a basic and diluted basis at September 30, 2016.

Third Quarter and Subsequent Events Summary

  Absent the one-time provision for interest charges expected to be paid in connection with the fourth quarter deficiency dividend described below, we would have reported an economic gain on common equity of 1.7%, comprised of a $0.05 decrease in net book value per share more than offset by the $0.18 dividend per common share. Inclusive of the provision, we reported a $0.18 decrease in net book value per share that was exactly offset by $0.18 dividend per common share.(2)
  We have further reduced our Non-Agency RMBS exposure from $57.4 million at June 30, 2016 to $27.7 million at September 30, 2016; since quarter-end we have sold an additional $13.4 million in exposure, allowing us substantially to complete the reduction in our Non-Agency RMBS exposure.
  We continued to redeploy the capital released from selling down our credit exposure into Agency RMBS, which we increased from $619.8 million as of June 30, 2016 to $702.0 million as of September 30, 2016.  In order to minimize the potential impact of interest rate volatility, the increase was composed of purchases of Agency hybrid-ARMs.
  As further described below, on November 9, 2016, we declared a deficiency dividend of $19,384,346, or $1.33 per common share, payable in a combination of cash and stock, with an aggregate maximum payment of 20%, or $3,876,869, in cash.  We recorded a charge of $1.86 million in the third quarter for interest charges expected to be payable to the IRS following the payment of the dividend.

(1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

(2) Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share. See "Reconciliation of GAAP to Core Earnings" below.

Payment of a Deficiency Dividend to be Made in the Fourth Quarter with an Aggregate Maximum of 20% Payable in Cash

The Company also announces that its Board of Directors has declared a deficiency dividend of $19,384,346, representing $1.3275 for each common share, payable in a combination of cash and stock with an aggregate maximum payment of 20% of the dividend, or $3,876,869, in cash. As described below, stockholders will make an election to receive their dividend in cash or stock. If the cash election is oversubscribed, each stockholder electing cash will receive a pro rata cash amount of no less than $0.2655 per share with the balance payable in stock.

The dividend is being paid by the Company in order for the Company to reduce its 2013 undistributed taxable income, as adjusted, and satisfy the REIT distribution requirements. The undistributed taxable income adjustment primarily pertains to net gains realized on certain hedging transactions and the Company's recent determination of an inability to offset such gains for federal income tax purposes with net capital losses realized on the sale of its underlying mortgage-backed securities. The Company affirms that the payment of the deficiency dividend will retroactively both address the impact of the 2013 under-distribution and maintain the Company's REIT status.

The Company has chosen to pay a substantial portion of the dividend in stock in order to maintain historical levels of liquidity, as well as maintaining the earnings power of its portfolio, while fulfilling the REIT requirements. Because the dividend will be taxable to recipients and the Company has capped the aggregate cash component of the dividend, certain stockholders may have tax obligations which exceed their respective cash payments.

The dividend is payable to common stockholders of record as of November 21, 2016, with an ex-dividend date of November 17, 2016. Stockholders of record as of November 21, 2016, will receive an election form allowing them to elect to receive the dividend entirely in cash or in stock. To the extent the cash alternative is oversubscribed, each stockholder electing the cash alternative will receive a pro-rata amount of cash and stock with such cash component being no less than $0.2655 per share. The payment date is December 26, 2016. The deficiency dividend payment will be in addition to the Company's regular monthly dividend on its common stock of $0.06 per share payable (as earlier announced) on December 29, 2016.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "During the third quarter, we continued to transform our balance sheet toward more liquid Agency hybrid-ARMs, allied with a core exposure to Freddie Mac K-series multi-family securities. Further sales of Non-Agency RMBS both during the quarter and since quarter-end bring us close to completion of our exit from residential credit exposure; recent money market fund reforms have, in our view, reinforced the pre-existing risks associated with financing non-government-guaranteed credit risk with short-term repo, a primary driver of our portfolio rebalancing.

We ended the quarter with approximately $706 million of Agency exposure, the majority being in lower coupon 5/1 and 7/1 hybrids, and positioned our hedges mostly in 3-year Eurodollar futures contracts in anticipation of a flattening yield curve. We continue to view this as the most likely scenario following the Fed's November 2nd meeting and a widely anticipated rate hike in December. Contrary to the trends in the repo market for credit assets, money market reforms have increased funds' demand for government collateral, and this has had a beneficial effect on our Agency repo funding levels; we expect this to be a long term positive for Agency repo market liquidity.

As we continue striving to simplify the balance sheet, we have begun to see the benefits in lowering our cost structure, with more notable progress expected over the coming few quarters. We look forward to updating you on such progress, as well as sharing more on the LoanExchange opportunity, the centralized whole loan mortgage trading counterparty, and our role as the exchange gets closer to its rollout".

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of September 30, 2016:

For the Period Ended September 30, 2016	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans (3)	Unrestricted Cash (4)	Total
Amortized Cost	695,212,657	108,644,608	44,472,421	14,079,016	28,590,557	890,999,259
Market Value	701,998,993	110,648,488	27,712,606	13,341,497	28,590,557	882,292,141
Repurchase Agreements	(668,713,000)	(52,788,000)	(17,999,000)	(7,125,821)	-	(746,625,821)
Hedges	(2,980,326)	(1,633,662)	-	-	-	(4,613,988)
Other (5)	5,991,673	32,584	226,618	58,426	(1,835,847)	4,473,454
Restricted Cash	11,678,857	2,162,696	241,688	-	-	14,083,241
Equity Allocated	47,976,197	58,422,106	10,181,912	6,274,102	26,754,710	149,609,027

Debt/Net Equity (6)	13.94	0.90	1.77	1.14	-	4.99

For the Quarter Ended September 30, 2016	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans (7)	Unrestricted Cash	Total
Yield on Earning Assets (8)	2.55%	9.08%	4.83%	20.22%	-	3.62%
Less Cost of Funds	0.69%	1.30%	1.09%	2.44%	-	0.77%
Net Interest Margin (9)	1.86%	7.78%	3.74%	17.78%	-	2.86%

(1) On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $22,704,056, and the fair value of our investments in Multi-Family MBS is $92,107,727. Information with respect to Non-Agency RMBS and Multi-Family MBS and the resulting total is presented here on a non-GAAP basis.

(2) Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts.

(3) On a GAAP basis, which excludes the impact of consolidation of the CSMC 2014-OAK1 Trust, the fair value of our investments in mortgage servicing rights is $3,025,433.  Information with respect to Residential Loans and the resulting total is presented here on a non-GAAP basis and includes the fair value of our mortgage servicing rights, $4,067,495

(4) Includes cash and cash equivalents.
(5) Includes interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.

(6) Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.

(7) Includes income on mortgage servicing rights.

(8) On a GAAP basis, the total yield on average interest earning assets is 3.51%. Information is presented here on a non-GAAP basis.
(9) Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

On a GAAP basis, we include in our condensed consolidated statements of operations the expenses of the consolidated trusts, although we are not responsible for the payment of these expenses. Accordingly, the following table provides a detailed breakdown of the composition of our expenses on a non-GAAP basis for the quarters ended September 30, 2016 and June 30, 2016:

Expenses	For the quarter ended September 30, 2016	For the quarter ended June 30, 2016

Management Fees	$623,325	$626,738
G&A Expenses (1)	$503,358	$886,459
Operating Expenses Reimbursable to Manager	$1,184,391	$1,184,243
Other Operating Expenses	$161,040	$350,061
Compensation Expense	$50,544	$24,248
Total Expenses	$2,522,858	$3,071,749

Period-End Capital	$149,609,027	$152,199,263

Management Fees	$623,525	$626,738
G&A, Other Operating Expenses and Reimbursable	$1,667,549	$2,149,392
Compensation Expenses	$50,544	$24,248
Expenses related to Prime Jumbo Loans	$181,240	$271,371

Management Fees as % of Capital	1.67%	1.65%
G&A, Other, Reimbursable and Compensation as % of Capital	4.59%	5.71%
Expenses related to Prime Jumbo Loans as % of Capital	0.48%	0.71%

(1) Excludes $668,063 and $792,673 in expense attributable to the consolidated trusts for the quarters ended September 30, 2016 and June 30, 2016, respectively.

The decreases in G&A, Other Operating, Reimbursable to Manager and Compensation Expenses as a percentage of Capital compared to the prior quarter are primarily a function of lower audit, legal and investor relations expenses relative to the second quarter.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the quarters ended September 30, 2016 and June 30, 2016:

	Quarter Ended June 30, 2016			Quarter Ended June 30, 2016
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$ 3,113,314	$0.21	6.60%	$3,031,562	$0.21	6.43%
GAAP Net Income (Loss)	$ 615,847	$0.04	1.31%	$(4,947,003)	$(0.34)	(10.49)%
Comprehensive Income (Loss)	$ 34,464	$0.00	0.07%	$(850,163)	$(0.06)	(1.80)%

Weighted Ave Shares Outstanding		14,600,193		14,597,894
Weighted Average Equity		$ 189,026,057		$188,992,291

Stockholders' Equity and Book Value Per Share

As of September 30, 2016, our stockholders' equity was $149.6 million and our book value per common share was $7.70 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.06 per share of common stock for the months of October, November and December 2016. Based on the closing price of $5.68 at September 30, 2016, this equates to an annualized dividend yield of 12.7%.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to consolidate the assets and liabilities of the FREMF 2011-K13 Trust; FREMF 2012-KF01 and CSMC 2014-OAK1. However, our maximum exposure to loss from consolidation of the consolidated trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of September 30, 2016 and June 30, 2016 that includes our net investments in the consolidated trusts. For reconciliation to GAAP, see "Additional Information" below. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Item 10(e) of Regulation S-K, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three Months Ended
September 30, 2016
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$ 615,847
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$ 749,604
Unrealized (Gain) Loss on fair value securities	$ 958,995
Realized (Gain) Loss on derivative contracts, net	$ 820,974
Unrealized (Gain) Loss on derivative contracts, net	$ (3,340,600)
Realized (Gain) Loss on mortgage loans held-for-sale	$ (60,427)
Unrealized (Gain) Loss on mortgage loans held-for-sale	$ 138,785
Unrealized (Gain) Loss on mortgage servicing rights	$ 204,505
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$ (930,312)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$ 764,599
Other income	$ (3)
Subtotal	$ (693,880)

Other-than-temporary impairments:
Increase (decrease) in credit reserves	$ 374,124
Additional other-than-temporary credit impairment losses	$ 183,790
Net other-than-temporary impairments	$ 557,914
Other Adjustments
Recognized compensation expense related to restricted common stock	$ 3,460
Adjustment for consolidated securities/securitization costs	$ 769,973
Adjustment for one-time charges	$ 1,860,000
Non-GAAP Core Earnings	$ 3,113,314

Weighted average shares outstanding - Basic and Diluted	14,600,193

Core Earnings per weighted share outstanding - Basic and Diluted	$ 0.21

Additional Information Regarding our Financial Presentations

As of September 30, 2016, following completion of the two Re-REMIC transactions in the second quarter of 2016, we continued to determine that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net investment in multi-family investments to our GAAP financial statements as of September 30, 2016 is set forth below:

Multi-Family Loans held in Securitization Trusts, at fair value	$ 1,271,754,540
Multi-Family Securitized Debt Obligations (non-recourse)	$ (1,253,797,808)
Net Carrying Value	$ 17,956,732
Multi-Family MBS (1)	$ 19,927,028
Multi-Family MBS PO (2)	$ 72,764,728
Cash and Other	$ 561,618
Repurchase Agreements	$ (52,788,000)
Net Investment in Multi-Family Securitization Trusts	$ 58,422,106

(1) Excludes $6,229,716 in Multi-Family MBS that is consolidated
(2) Excludes $11,727,016 in Multi-Family MBS that is consolidated

As of September 30, 2016, we continued to determine that we were the primary beneficiary of one prime jumbo residential mortgage securitization trust, CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trust, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net investment in Non-Agency RMBS to our GAAP financial statements as of September 30, 2016 is set forth below:

Residential Loans held in Securitization Trusts, at fair value (1)	$ 152,816,039
Residential Securitized Debt Obligations (non-recourse)	$ (147,807,489)
Net Carrying Value	$ 5,008,550
Non-Agency RMBS	$ 22,704,056
Cash and Other	$ 468,306
Repurchase Agreements	$ (17,999,000)
Net Investment in Non-Agency RMBS	$ 10,181,912

(1) Excludes $1,042,062 in Mortgage Servicing Rights

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"), mortgage servicing rights and other mortgage-related assets. The Company's objective remains to deliver attractive cash flow returns over time to its investors, primarily through dividends and secondarily through capital appreciation.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information Regarding Our Company and Where to Find It

Investors, security holders and other interested persons may find additional information regarding our Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	September 30, 2016	September 30, 2015
	(unaudited)	(unaudited)

Revenues:
Interest income:
Available-for-sale securities	$6,549,869	$5,460,965
Mortgage loans held-for-sale	121,892	499,335
Multi-family loans held in securitization trusts	14,466,946	16,794,338
Residential loans held in securitization trusts	1,582,090	4,641,887
Cash and cash equivalents	11,754	4,809
Interest expense:
Repurchase agreements - available-for-sale securities	(1,572,062)	(1,490,698)
Repurchase agreements - mortgage loans held-for-sale	(57,449)	(300,297)
Multi-family securitized debt obligations	(13,740,005)	(15,372,832)
Residential securitized debt obligations	(1,210,186)	(3,137,247)

Net interest income	6,152,849	7,100,260

Other-than-temporary impairments
Increase in credit reserves	(374,124)	(350,924)
Additional other-than-temporary credit impairment losses	(183,790)	-

Total impairment losses recognized in earnings	(557,914)	(350,924)

Other income:
Realized gain (loss) on sale of investments, net	(749,604)	1,464,308
Change in unrealized gain (loss) on fair value option securities	(958,995)	(393,685)
Realized gain (loss) on derivative contracts, net	(820,974)	(8,262,423)
Change in unrealized gain (loss) on derivative contracts, net	3,340,600	1,631,907
Realized gain (loss) on mortgage loans held-for-sale	60,427	(13,666)
Change in unrealized gain (loss) on mortgage loans held-for-sale	(138,785)	539,456
Change in unrealized gain (loss) on mortgage servicing rights	(204,505)	(488,247)
Change in unrealized gain (loss) on multi-family loans held in securitization trusts	930,312	1,804,190
Change in unrealized gain (loss) on residential loans held in securitization trusts	(764,599)	(1,323,697)
Other interest expense	(1,860,000)	-
Servicing income	258,458	64,962
Other income	3	33,374

Total other income (loss)	(907,662)	(4,943,521)

Expenses:
Management fee	623,525	703,167
General and administrative expenses	1,171,421	1,419,268
Operating expenses reimbursable to Manager	1,184,391	1,338,272
Other operating expenses	161,036	(20,377)
Compensation expense	50,544	64,207

Total expenses	3,190,917	3,504,537

Net income (loss)	1,496,356	(1,698,722)

Dividends to preferred stockholders	(880,509)	(880,509)

Net income (loss) attributable to common stockholders	$615,847	$(2,579,231)

Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$615,847	$(2,579,231)
Weighted average number of shares of common stock outstanding	14,600,193	14,724,750
Basic and diluted income (loss) per share	$0.04	$(0.18)
Dividends declared per share of common stock	$0.18	$0.30

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30, 2016 (1)	December 31, 2015 (1)
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $822,403,355 and $571,086,035 for September 30, 2016 and December 31, 2015, respectively)	$817,394,805	$571,466,581
Mortgage loans held-for-sale, at fair value (includes pledged loans of $8,754,039 and $10,900,402 for September 30, 2016 and December 31, 2015, respectively)	9,274,002	10,900,402
Multi-family loans held in securitization trusts, at fair value	1,267,101,902	1,449,774,383
Residential loans held in securitization trusts, at fair value	153,356,678	411,881,097
Mortgage servicing rights, at fair value	3,025,433	4,268,673
Cash and cash equivalents	28,590,557	26,140,718
Restricted cash	14,083,241	8,174,638
Accrued interest receivable	7,650,823	8,650,986
Dividends receivable	123	26,022
Investment related receivable	4,131,073	1,591,343
Derivative assets, at fair value	-	2,558,350
FHLB stock	11,300	2,403,000
Other assets	954,507	530,468

Total assets	$2,305,574,444	$2,498,366,661

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$739,500,000	$509,231,000
Mortgage loans held-for-sale	7,125,821	9,504,457
FHLB Advances	-	49,697,000
Multi-family securitized debt obligations	1,249,163,769	1,364,077,012
Residential securitized debt obligations	147,407,885	380,638,423
Derivative liabilities, at fair value	4,613,988	-
Accrued interest payable	5,363,603	6,574,699
Dividends payable	29,349	39,132
Deferred income	6,905	-
Fees and expenses payable to Manager	691,187	842,903
Other accounts payable and accrued expenses	2,062,910	267,507

Total liabilities	2,155,965,417	2,320,872,133

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at June 30, 2016 and December 31, 2015, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 14,602,394 and 14,656,394 shares issued and outstanding, at September 30, 2016 and December 31, 2015, respectively	145,979	146,409
Additional paid-in capital	188,783,581	189,037,702
Accumulated other comprehensive income (loss)	2,018,362	(395,771)
Cumulative distributions to stockholders	(66,320,787)	(55,803,240)
Accumulated earnings (deficit)	(12,175,080)	7,352,456

Total stockholders' equity	149,609,027	177,494,528

Total liabilities and stockholders' equity	$2,305,574,444	$2,498,366,661

(1)  Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIE's) as the Company is the primary beneficiary of these VIEs.  As of September 30, 2016 and December 31, 2015, assets of consolidated VIEs totaled $1,425,612,641 and $1,868,482,556, respectively, and the liabilities of consolidated VIEs totaled $1,401,605,297 and $1,750,916,265, respectively.

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073